Contact:

Jenny Bruso
Director, Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Reports Record Revenue of $107.5 Million, Net Income of $6.3 Million
and Student Start Growth of 35% for Third Quarter 2010

PHOENIX, ARIZ. – Aug. 3, 2010 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported results for the third quarter ended June 30, 2010. Revenues for the third quarter ended June 30, 2010 were $107.5 million, a 22.4 percent increase from $87.9 million for the third quarter of the prior year. Net income for the third quarter ended June 30, 2010 was $6.3 million, or 25 cents per diluted share, as compared to net income of $1.9 million, or 8 cents per diluted share, for the third quarter of the prior year.

Return on equity1 for the trailing four quarters ended June 30, 2010 was 26.4 percent compared to 11.3 percent for the trailing four quarters ended Sept. 30, 2009.

“This was an exciting quarter for UTI as we opened our eleventh campus and launched our new blended learning curriculum,” said Kimberly McWaters, president and chief executive officer. “It was a solid quarter of record revenues, 20 percent growth in average enrollment and 35 percent growth in students starting school in the third quarter.”

Student Metrics

	Three Months Ended		Nine Months Ended
			June 30,
	June 30,
	2010	2009	2010	2009
		(rounded to hundreds)
Total starts	4,000	2,900	12,000	9,600
Average undergraduate full-time student enrollment	17,900	14,800	18,300	15,500
End of period undergraduate full-time student enrollment	17,600	14,300	17,600	14,300

[1]	Return on equity is calculated as the sum of net income for the trailing four quarters divided by the average of the trailing five quarters total shareholders’ equity balances.

Third Quarter Operating Performance
For the third quarter of fiscal 2010, revenues were $107.5 million, a 22.4 percent increase from $87.9 million for last year’s third quarter. The increase in revenues primarily relates to an increase in average undergraduate full-time student enrollment and an increase in tuition rates. During the third quarter of fiscal 2010 and 2009, tuition revenue recognized by the Company did not include $2.4 million and $2.5 million, respectively, because that portion of student’s tuition was funded by the Company’s proprietary loan program. These amounts will be recognized when collected. Additionally, there was a decrease in revenue from the industry training programs.

Educational services and facilities expense increased $6.4 million, or 13.5 percent to $53.7 million for the three months ended June 30, 2010, from $47.3 million in the three months ended June 30, 2009. This increase was due to higher compensation and benefits expense related to an increase in the number of instructors and employees in the financial aid and other student support departments to support the needs of the growing student population.

Selling, general and administrative expense increased $6.4 million, or 17.0 percent to $44.0 million for the three months ended June 30, 2010, from $37.6 million for the three months ended June 30, 2009. The increase was due to an increase in advertising expense and an increase in compensation and benefits expense related to the increase in sales force representatives and employees to support the growth in average undergraduate student enrollment.

Operating income and margin for the third quarter of fiscal 2010 was $9.9 million and 9.2 percent, respectively, compared to operating income and margin of $3.0 million and 3.4 percent, respectively, in the same period last year.

Earnings before interest, tax, depreciation and amortization (EBITDA) for the third quarter of fiscal 2010 was $14.9 million compared to $7.5 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance

Revenues for the nine months ended June 30, 2010 were $316.7 million, an 18.6 percent increase from $267.1 million for the nine months ended June 30, 2009.

Operating income and margin for the nine months ended June 30, 2010 were $34.8 million and 11.0 percent, respectively, compared to operating income and margin of $6.4 million and 2.4 percent, respectively, for the nine months ended June 30, 2009. The increase is related to the increase in revenues, partially offset by increases in compensation and benefits and advertising expense.

Net income for the nine months ended June 30, 2010 was $21.6 million, or 88 cents per diluted share, as compared to net income of $4.1 million, or 17 cents per diluted share, for the nine months ended June 30, 2009.

Earnings before interest, tax, depreciation and amortization (EBITDA) for the nine months ended June 30, 2010 was $49.4 million compared to $20.3 million for the nine months ended June 30, 2009. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $98.8 million at June 30, 2010, compared to $85.1 million at Sept. 30, 2009. At June 30, 2010, shareholders’ equity totaled $100.5 million as compared to $106.7 million at Sept. 30, 2009. The board of directors declared a special cash dividend on UTI common stock of $1.50 per share on June 8, 2010 which totaled $36.3 million and was paid on July 16, 2010 to common shareholders of record as of July 6, 2010.

Cash flow provided by operations was $37.6 million for the nine months ended June 30, 2010, compared with $18.5 million for the nine months ended June 30, 2009. This increase is primarily attributable to the increase in net income and an increase in deferred revenue, partially offset by an increase in receivables and the timing of income tax payments.

Proprietary Loan Program

There is $30 million of credit currently authorized under the proprietary loan program. As of June 30, 2010, UTI had committed to provide loans to students for approximately $23.6 million and of that amount there was approximately $20.3 million in loans outstanding. At June 30, 2009, there was approximately $11.0 million in loans outstanding. Since the inception of the program, tuition revenue recognized by the Company did not include $16.4 million through June 30, 2010 and $6.4 million through June 30, 2009 because that portion of the student’s tuition was funded by the proprietary loan program. These amounts will be recognized when collected.

New UTI Dallas/Ft. Worth Campus

On June 21, 2010, UTI opened a new campus in Dallas/Ft. Worth, Texas with its first class of 96 students. Approximately $16.0 million has been invested in the building and land purchase, building improvements and equipment through June 30, 2010, with approximately $6.8 million of that investment occurring during the nine months ended June 30, 2010. Costs related to the start up of this campus are expensed as incurred. The Company incurred approximately $2.4 million and $4.0 million in operating expenses during the three months and nine months ended June 30, 2010, respectively, related to the opening of the campus. The Company anticipates incurring approximately $7.0 million in total during 2010 and that this campus will become profitable within 9 to 15 months.

Conference Call

Management will hold a conference call to discuss the fiscal 2010 third quarter results today at 2:00 p.m. PDT (5:00 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the web site at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s Web site for 60 days or the replay can be accessed through August 11, 2010 by dialing 412-317-0088 or 877-344-7529 and entering pass code 442530#.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains the non-GAAP (Generally Accepted Accounting Principles) financial measure EBITDA, which is intended to supplement, but not substitute for, the most directly comparable GAAP measure. Management chooses to disclose to investors, this non-GAAP financial measure because it provides an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measure helps compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance this measure should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from this measure are significant components in understanding and assessing financial performance under GAAP, this measure should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure is included below.

About Universal Technical Institute, Inc.

Headquartered in Phoenix, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians.  During the past 45 years, UTI has graduated more than 130,000 students. The organization offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers.  Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

For more information about Universal Technical Institute, Inc. and its training programs, visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

		Three Months Ended		Nine Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
			(In thousands, except per share amounts)
Revenues		$107,525	$87,852	$316,678	$267,098
Operating expenses:
	Educational services and facilities	53,712	47,307	154,232	143,947
	Selling, general and administrative	43,956	37,579	127,649	116,799

	Total operating expenses	97,668	84,886	281,881	260,746

Income from operations		9,857	2,966	34,797	6,352

Other income:
Interest income		80	43	202	181
Interest expense		(3)	(16)	(7)	(37)
Other income		105	64	356	207

	Total other income	182	91	551	351

Income before income taxes		10,039	3,057	35,348	6,703
Income tax expense		3,753	1,134	13,736	2,556

Net income		$6,286	$1,923	$21,612	$4,147

Earnings per share:
Net income per share – basic		$0.26	$0.08	$0.90	$0.17

Net income per share – diluted		$0.25	$0.08	$0.88	$0.17

Weighted average number of shares outstanding:
	Basic	24,146	23,626	23,976	24,451

	Diluted	24,730	23,953	24,511	24,836

Special cash dividend declared per common share		$1.50	-	$1.50	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		June 30,	September 30,
		2010	2009
		($’s in thousands)
Assets
Current assets:
Cash and cash equivalents		$59,034	$56,199
Investments, current portion		33,027	25,142
Receivables, net		19,143	14,892
Deferred tax assets		8,153	7,452
	Prepaid expenses and other current assets	10,935	10,480

	Total current assets	130,292	114,165
Investments, less current portion		6,722	3,806
Property and equipment, net		94,547	81,168
Goodwill		20,579	20,579
Other assets		3,561	3,633

Total assets		$255,701	$223,351

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$47,333	$47,276
Dividends payable		36,333	—
Deferred revenue		53,901	48,175
Accrued tool sets		5,092	4,276
Income tax payable		—	1,794
Other current liabilities		21	25

	Total current liabilities	142,680	101,546
Deferred tax liabilities		1,638	3,086
Deferred rent liability		5,512	5,593
Other liabilities		5,415	6,428

	Total liabilities	155,245	116,653

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,085,590 shares issued and 24,215,364
	shares outstanding at June 30, 2010 and
	28,641,006 shares issued and 23,770,780
	shares outstanding at September 30, 2009	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		149,292	140,813
	Treasury stock, at cost, 4,870,226 shares at June 30, 2010
	and September 30, 2009	(76,506)	(76,506)
Retained earnings		27,667	42,388

	Total shareholders’ equity	100,456	106,698

Total liabilities and shareholders’ equity		$255,701	$223,351

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	June 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$21,612	$4,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,559	13,092
Amortization of held-to-maturity investments	1,133	-
Bad debt expense	4,583	5,048
Stock-based compensation	4,690	3,630
Excess tax benefit from stock-based compensation	(1,786)	(195)
Deferred income taxes	(2,149)	(3,370)
Loss on disposal of property and equipment	160	727
Changes in assets and liabilities:
Receivables	(6,821)	2,439
Prepaid expenses and other current assets	(752)	(650)
Other assets	36	128
Accounts payable and accrued expenses	(813)	1,441
Deferred revenue	5,726	(8,067)
Income tax receivable	(1,999)	(473)
Accrued tool sets and other current liabilities	812	422
Other liabilities	(379)	143

Net cash provided by operating activities	37,612	18,462

Cash flows from investing activities:
Purchase of property and equipment	(26,555)	(14,411)
Proceeds from disposal of property and equipment	1	35
Purchase of investments	(33,702)	(17,287)
Proceeds received upon maturity of investments	21,382	-

Net cash used in investing activities	(38,874)	(31,663)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	3,917	261
Payment of payroll taxes on stock-based compensation through shares withheld	(1,606)	(1,049)
Excess tax benefit from stock-based compensation	1,786	195
Purchase of treasury stock	—	(16,935)

Net cash provided by (used in) financing activities	4,097	(17,528)

Net increase (decrease) in cash and cash equivalents	2,835	(30,729)
Cash and cash equivalents, beginning of period	56,199	80,878

Cash and cash equivalents, end of period	$59,034	$50,149

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		($’s in thousands)
Net income	$6,286	$1,923	$21,612	$4,147
Interest income, net	(77)	(27)	(195)	(144)
Income tax expense	3,753	1,134	13,736	2,556
Depreciation and amortization	4,934	4,510	14,254	13,695

EBITDA	$14,896	$7,540	$49,407	$20,254

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